NEWS FROM:		Exhibit 99.1

GRIFFIN LAND & NURSERIES, INC.	CONTACT:
Anthony Galici
Chief Financial Officer
(860) 286-1307

GRIFFIN LAND ANNOUNCES LEASE SIGNING

NEW YORK, NEW YORK (October 28, 2014) Griffin Land & Nurseries, Inc. (Nasdaq: GRIF) (“Griffin”) announced today that its real estate business, Griffin Land, LLC, signed a five-year lease for approximately 201,000 square feet of its approximately 303,000 square foot warehouse facility in the Lehigh Valley of Pennsylvania that was built on speculation earlier this year. This new building, along with the adjacent 228,000 square foot fully leased warehouse building also owned by Griffin Land, comprise Lehigh Valley Tradeport, which was developed by Griffin Land on a 51 acre parcel of undeveloped land acquired in 2010. Griffin Land will seek a mortgage loan on its 303,000 square foot building.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The forward-looking statements disclosed herein, including the statements concerning plans to obtain a mortgage loan on its 303,000 square foot warehouse in the Lehigh Valley, are based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin. Griffin’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various important factors, including those set forth in Item 1A under the heading “Risk Factors” of Griffin’s Annual Report on Form 10-K for the fiscal year ended November 30, 2013 filed with the Securities and Exchange Commission on February 13, 2014. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.